Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Lightstone Value Plus Real Estate Investment Trust, Inc.

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 10 to the Registration Statement on Form S-11 (No. 333-117367) of Lightstone Value Plus Real Estate Investment Trust, Inc. of our report dated March 17, 2006, except for the effects of a restatement described in Note 6, as to which the date is May 5, 2006, relating to the consolidated financial statements of Lightstone Value Plus Real Estate Investment Trust, Inc., which appears in the Annual Report (Form 10-K) for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Amper, Politziner & Mattia, P.C.

Edison, New Jersey
September 19, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Lightstone Value Plus Real Estate Investment Trust, Inc.

We hereby consent to the use in this Post Effective Amendment No. 10 to the Registration Statement on Form S-11 (No. 333-117367) of Lightstone Value Plus Real Estate Investment Trust, Inc. of our report dated July 18, 2006, relating to the consolidated statement of revenues and certain operating expenses of LVP Michigan Multifamily Portfolio LLC for the year ended December 31, 2005, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Amper, Politziner & Mattia, P.C.

Edison, New Jersey
September 19, 2006